PRICING SUPPLEMENT NO. 7                                        Rule 424(b)(3)
DATED:  February 26, 2002                                   File No. 333-76894
(To Prospectus dated January 25, 2002,
and Prospectus Supplement dated January 25, 2002)

                                 $10,006,693,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $20,000,000   Floating Rate Notes [x]   Book Entry Notes   [x]

Original Issue Date: 2/26/2002  Fixed Rate Notes    [ ]   Certificated Notes [ ]

Maturity Date:  2/26/2004       CUSIP#: 073928WM1

Option to Extend Maturity:      No    [x]
                                Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------         ----------           ---------           ---------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                    Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]  Federal Funds Effective Rate

[ ]  Federal Funds Open Rate            Interest Reset Date(s):  *

[ ]  Treasury Rate                      Interest Reset Period:  Monthly

[ ]  LIBOR Reuters                      Interest Payment Date(s):  **

[x]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate:  2.15%           Interest Payment Period:  Monthly

Index Maturity:  One Month

Spread (plus or minus):  + 0.30%

*     On the 26th of each month prior to Maturity.

**    On the 26th of each month and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.